CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated February 25, 2013 relating to the financial statements and financial highlights of All Cap Value Trust, Core Allocation Plus Trust, Core Fundamental Holdings Trust, Core Global Diversification Trust, Disciplined Diversification Trust, Fundamental Holdings Trust, Global Diversification Trust, Smaller Company Growth Trust, Fundamental Large Cap Value Trust, Core Strategy Trust, and Small Cap Opportunities Trust, certain of the portfolios comprising John Hancock Variable Insurance Trust appearing in the respective December 31, 2012 Annual Reports to Shareholders.  We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights of the Funds” in the Proxy Statement/Prospectus and “Information Incorporated by Reference” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the April 30, 2013 Prospectus and Statements of Additional Information of John Hancock Variable Insurance Trust, each as supplemented, of our reports dated February 25, 2013, relating to the financial statements and financial highlights appearing in the respective December 31, 2012 Annual Reports to Shareholders, which are incorporated by reference in the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the April 30, 2013 Prospectus and Statements of Additional Information of John Hancock Variable Insurance Trust.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 18, 2013